Exhibit 10.19

RADIOLOGICAL SERVICES AGREEMENT

This Radiology Services Agreement [the “AGREEMENT”] is made and entered into effective as of this 3rd day of July, 2018 between:

JIREH GROUP PTE LTD [Co Reg No: 201134851W], a limited liability company incorporated in the Republic of Singapore that provides healthcare technology services and with its registered business address at 41 Namly Avenue, Singapore Institute Of Management, Singapore 267616 [hereinafter called the “JIREH”].

And

T & T MEDICAL GROUP PTE LTD [Co Reg No 198901436H], a limited liability company incorporated in the Republic of Singapore that provides medical services and with its registered business address at 181 Kitchener Road, #01-14 Park Royal On Kitchener Road, Singapore 208533 [hereinafter called the “T&T”], [each individually a “PARTY,” and collectively the “PARTIES”].

Whereas:	i) T&T owns and operates a medical clinic located at 181 Kitchener Road, #01-36/39 Park Royal On Kitchener Road, Singapore 20853 [hereinafter referred to as the “CLINIC”].

ii) T&T desires to appoint JIREH to set up an X-ray laboratory within the CLINIC to provide T&T with medical imaging services.

In consideration of the foregoing, the parties agree as follows:

1.0	JIREH’S OBLIGATIONS

1.1	Radiology Services

1.1.1.	JIREH shall set up an independent X-ray laboratory within the CLINIC [hereinafter referred to as the “CENTRE”] to provide T&T with the following medical imaging services (hereinafter collectively referred to as the “SERVICES”]:

a)	General X-rays
b)	Bone Mineral Densitometry (BMD)
c)	Ultrasound Imaging

1.1.2.	JIREH shall ensure that the SERVICES it provides are in compliance at all times with all applicable ethical and clinical standards, laws, rules, and regulations.

1.1.3.	All X-ray examinations performed at the CENTRE shall be interpreted remotely by a JIREH-appointed radiologist via a teleradiology interface that will be provided for by JIREH at no charge to T&T.

1.1.4.	Subject to patient confirmation and agreement to proceed, should T&T require paid “second-opinion” sub-specialty reporting by a second radiologist other than the assigned radiologist who reported the examination, the cost of which shall be quoted to T&T by JIREH on a case-by-case basis.

1.2	Imaging Equipment

1.2.1	All imaging equipment and accessories that are required for the provision of the SERVICES [hereinafter collectively referred to as the “EQUIPMENT”] including, but not limited to all X-ray and ultrasound systems, lead shielded barriers, printers, radiation safety devices, tele-radiology interfaces and image storage devices, etc shall be purchased by JIREH and be installed in the CENTRE and at no cost to T&T.

1.2.2	The make and model of the imaging equipment that JIREH shall provide are as follows:

MODALITY	MANUFACTURER	MODEL
X-RAY	Quantum	Odyssey HF
CR	Carestream	Vita LE
Film Printer	Carestream	Dry View 5700
BMD	Hologic	Explorer
Ultrasound	GE	Logiq V2

1.2.3	JIREH shall be responsible for all costs associated with the installation, upkeep and maintenance of the EQUIPMENT and for undertaking all necessary quality control testing to ensure optimal performance of the EQUIPMENT.

1.2.4	Further to the above Article 1.2.3, JIREH shall maintain a valid service contract with the respective equipment manufacturers/vendors to perform scheduled preventive maintenance servicing on the EQUIPMENT at JIREH’s own cost.

1.3	Hours of Coverage

1.3.1	JIREH shall ensure that the SERVICES are made available to the T&T during the CLINIC’s Operational hours Monday through Friday, 9 am to 5:30 pm (excluding public holidays).

1.4	Turnaround Time

1.4.1	JIREH shall ensure that the majority of studies, at least ninety percent [90%] be reported within a turnaround time of the next working day.

1.5	Manpower

1.5.1	All radiographers/sonographers required for the operation of the EQUIPMENT shall be provided by JIREH and the appointment and number of such staff shall be determined by JIREH.

1.5.2	All radiologists designated to provide diagnostic interpretation of the X-ray examinations performed at the CENTRE shall be appointed by JIREH and shall be so assigned at JIREH’s discretion.

(The balance of this page is intentionally left blank)

1.5.3	The parties agree that the JIREH is solely responsible for the payment of fees, salaries. and wages to its Radiologists and Radiographers, as well as any applicable payroll taxes and all other taxes now or hereafter applicable. The parties agree that neither the JIREH nor any of its shareholders. employees, or independent contractors have any claim under this Agreement or otherwise against the T&T for any health and welfare benefits. Central Provident Fund contributions, vacation, sick leave, retirement, disability, or any other employee benefits of any type. All such benefits, if any, are the sole responsibility of JIREH, and JIREH shall indemnify and hold harmless T&T, its members, directors, officers, employees, and agents from and against any and all claims, liability, loss. damage, or expenses (including reasonable attorney fees) arising from the T&T’s responsibilities under this Section 1.4.3.

1.6	Statutory Obligations

1.6.1	JIREH undertakes to meet all statutory requirements imposed by the local authorities by obtaining all the necessary licenses and permits required to operate the CENTRE as a licensed medical imaging facility at JIREH’s own cost.

1.6.2	Each of the JIREH’s radiologists who is designated to provide interpretative services for the CENTRE shall be a registered medical practitioner with the Singapore Medical Council as well as possess the necessary certification from the Singapore Specialists Board to perform diagnostic imaging investigations.

1.6.3	JIREH further undertakes to ensure that all its radiographers who are involved in performing medical imaging investigations at the CENTRE shall possess the proper professional qualifications as required by governing bodies and obtain the necessary licenses and permits required to carry out such examinations.

1.6.4	JIREH shall be responsible for maintaining all image data and transcribed reports relating to studies performed at the CENTRE in accordance with the guidelines set forth by the Singapore Ministry of Health or any other relevant Government body.

1.6.5	JIREH shall be responsible for ensuring that its radiographers obtain all necessary informed consent from patients relating to the provision of the SERVICES.

1.7	Insurance and Indemnity

1.7.1	At all times during the term of this Agreement, the JIREH shall ensure that all radiologists designated to provide diagnostic interpretation for examinations performed at the CENTRE maintain a Professional Indemnity insurance policy underwritten by the Medical Protection Society (MPS). NTUC Income or other approved insurance underwriter to cover any liabilities arising from JIREH’s obligations under this Agreement. Upon request by the T&T, JIREH shall provide the Company with certificates of insurance or other satisfactory written evidence of such insurance coverage.

1.7.2	JIREH shall indemnify, hold harmless. and defend T&T and its respective officers, managers, directors, shareholders, employees, and agents from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys’ fees), to the extent not covered by the JIREH’s or its radiologists’ insurance policies, caused or asserted to have been caused, directly or indirectly, by or as a result of: (a) the performance of the Services; (b) the negligent acts or omissions or the intentional misconduct of JIREH, any of its members, or radiologists; or (c) any breach of this Agreement.

1.7.3	The indemnification obligations of JIREH set forth in Sub-section 1.7.2 herein survive indefinitely, regardless of any expiration, termination, or rescission of this Agreement.

2.0	T&T’s Obligations

2.1	Operating Premises

2.1.1	T&T shall provide the physical premises [the “PREMISES”] for the CENTRE at no charge to JIREH by permitting JIREH to locate the CENTRE within the CLINIC in accordance with the attached layout drawing in Annex A.

2.1.2	With respect to the foregoing, it is agreed by the PARTIES that the PREMISES is made available to JIREH for the sole purpose of provision of the SERVICES and may not be utilized by JIREH for any other purposes other than the sole purpose for which it was intended.

2.1.3	T&T shall be responsible for the upkeep and maintenance of all areas within the CLINIC that are outside of the PREMISES as demarcated in the attached layout drawing in Annex A.

2.2	Utilities

2.2.1	The cost of provision of working utilities such as electrical supply, internet and telephone services as well as the installation and maintenance of all lighting fixtures, air conditioners, smoke detection system, CCTV cameras within the clinic shall be borne by T&T.

2.2.2	T&T shall also make available to JIREH an Internet connectivity of at least 1 Mbps for the transmission of medical images, the cost of which shall be borne by T&T.

2.3	Manpower

2.3.1	With the exception of the radiographer which shall be provided by JIREH, all other medical and administrative personnel required to operate the CLINIC such as doctors. nurses, receptionists, clinic administrators, etc. shall be under the employment of T&T.

2.3.2	All staffing arrangements pertaining to the operations of the CLINIC (other than the CENTRE) shall be solely determined by T&T.

2.4	Billing and Collection of Fees

2.4.1	T&T shall bill patients, referral clinics. agents or companies for the SERVICES rendered at the CENTRE and shall be responsible for all costs related to billing and collection of such fees.

2.4.2	The Ultrasound equipment provided under this agreement may from time to time be operated by a specialist consultant, without JIREH’s provision of a sonographer. In such instance, it is agreed that;

i.	T&T shall within 14 days after the end of each calendar month account to JIREH all Ultrasound scans performed using the ultrasound equipment provided under this agreement.
ii.	Revenue will be shared in accordance with paragraph 3 of this agreement, based on T&T’s net receipt after deduction of the consultant’s portion.

2.5	Insurance & Indemnification

2.5.1	During the term of this Agreement, the T&T shall take up and maintain a public liability insurance policy for the CLINIC sufficient to cover any liabilities arising from the T&T’s clinic operations, in amounts of at least three hundred thousand dollars [$300,000.00] per occurrence and one million dollars [$1,000,000.00] in aggregate. Upon request by JIREH, T&T shall provide JIREH with certificates of insurance or other satisfactory written evidence of such insurance coverage.

2.5.2	T&T shall indemnify, hold harmless, and defend JIREH from and against any liability, loss, damage, claim, causes of actions, and expenses (including reasonable attorneys’ fees) to the extent not covered by the T&T’s insurance policies, caused by or as a result of the negligent acts or omissions of the T&T and/or any of its employees and/or subcontractors under this Agreement during the term of this Agreement (other than when acting at the direction of or in accordance with the written instructions from JIREH himself).

2.5.3	Further to Articles 2.1 and 2.2, T&T shall also indemnify, defend and hold JIREH harmless from and against any and all claims arising from T&T’s breach of the terms of T&T’s tenancy agreement with the landlord including but not limited to any claims made by the landlord or the landlord’s representatives for the payment of rental or maintenance fees payable to the landlord by T&T.

2.5.4	The indemnification obligations of the parties set forth in Sub-sections 2.4.2 and 2.4.3 herein survive indefinitely, regardless of any expiration, termination, or rescission of this Agreement.

3.0	Payment for SERVICES

3.1	In consideration for the performance of the Services as set forth in Article 1.1, and the substantial financial investment made by JIREH to provide T&T with the SERVICES, T&T hereby agrees to pay JIREH a Diagnostic Compensation Fee [“DCF”] as set forth in Annex B of this Agreement subject to a minimum monthly guaranteed recoupment sum of:

(a)	Ten thousand dollars [$10,000.00] during the first [1st] and second [2nd] year of service
(b)	Eight thousand dollars [$8000.00] during the third [3rd] to fifth [5th] year of service
(c)	Zero dollars [$0.00] from the sixth [6th] year onwards.

3.2	In consideration of T&T’s expense and effort to support the collaboration, twenty percent [20%] of the DCF, inclusive of Revenue in Article 2.4.2, exceeding the monthly guaranteed recoupment sum shall be retained by JIREH each month to support ongoing operations and the remainder shared equally between the PARTIES.

The DCF for UltraSound refers to patients referred by external parties.

For the avoidance of doubt, a scenario is illustrated below.

		Year 1 & 2	Year 3 to 5	Year 6+
1	Value of Services charged in a month in accordance to Annex B	$20,000	$20,000	$20,000
2	Base sum deductible - Clause 3.1	$10,000	$8.000	Ν.Α.
3	Balance after (2)	$10,000	$12,000	$20,000
4	Diagnostic / Professional Charge (20%) - Clause 3.2	$2,000	$2,400	$4,000
5	Balance after all deductions	$8,000	$9,600	$16,000
6	Net revenue for distribution (50%/50%) - Clause 3.2	$4,000	$4,800	$8,000
		$16,000	$15,200	$12,000

3.3	JIREH shall bill T&T on or before the fifth ]5lh| of every month for all DCF incurred by T&T during the preceding month and T&T agrees to pay to JIREH the full invoiced amount no later than thirty |30J days from the billing date.

3.4	Further to the foregoing Article 3.3. if payment is not received within sixty [60] days of the billing date. JIREH shall be entitled to collect from T&T a late payment fee which is the greater of fifty dollars |$5().()()| or one percent 11%] of the overdue amount for each month of delayed payment.

4.0	Term and Termination

4.1	The Term of this Agreement shall be for a period of three |3| years minimum, subject to automatic annual renewals thereafter, unless cither party provides one hundred and eighty 1180] days prior written notice of non-renewal to the other party.

4.2	During the notice period of such non-renewal. JIREH shall offer to T&T the option of taking ownership of the EQUIPMENT by paying to JIREH a take-over fee of:

(i)	Eighty thousand dollars [$80,000.00] for termination date that falls on the fourth (4th) year and before the end of the fifth [5th] year of contract duration and:

(ii)	Forty thousand dollars [$40,000.00] for termination dale that falls on or after the [6th] year of contract duration.

4.2.A	Taking ownership of the EQUIPMENT shall include all equipment as described in Article 1.2.2 and peripheral accessories required to continue an effective operation. The said EQUIPMENT shall be free of any and all emcumbrances.

4.3	In addition to the foregoing. JIREH shall yield up the PREMISES together with all keys thereto and such of the fixtures and fittings therein belonging to T&T (other than those belonging to JIREH) at the expiry or sooner determination of the term in good and tenantable repair (fair wear and tear excepted) and in a clean and tidy condition and in the state and condition as when it was first delivered to the JIREH. to the satisfaction of T&T.

4.4	Subsequent to JI REH s reinstatement of the premises as set forth in the foregoing Article 4.3. both parties shall undertake to settle all outstanding debts owed to the other party no later than thirty [301 days from the termination date.

4.5	In respect to the foregoing Article 4.4. the Creditor shall be entitled to collect from the Debtor a late payment interest fee of one percent [1%] of the amount owed for each month of delayed payment.

4.6	Termination for Bankruptcy. Either Party may immediately terminate this Agreement in the event that the other Party (a) becomes insolvent or unable to pay its debts as they mature: (b) makes an assignment for the benefit of its creditors: (c) seeks relief, or if proceedings arc commenced against such other Party or on its behalf, under any bankruptcy, insolvency or debtors relief law and such proceedings have not been vacated or set aside within seven (7) days from the date of commencement thereof.

5.0	Announcements

5.1	The Parties shall coordinate any public announcements or comments relating to any part of this Agreement or its Terms and Conditions contained herein in such a manner that each party must have reviewed and approved any proposed public announcement or public comment prior to its issuance.

6.0	Compliance with Laws

6.1	It is the intention of both JIREH and T&T that the Agreement, the transactions contemplated thereby, and the manner in which the Parties perform their respective obligations, shall comply with all applicable laws and regulations of the Republic of Singapore.

7.0	Severability

7.1	In the event that any of the provisions of this Agreement arc held to be invalid or unenforceable by any court of competent jurisdiction, the remaining provisions hereof shall not be affected thereby, and the provision found invalid or unenforceable shall be revised or interpreted to the extent permitted by law so as to uphold the validity and enforceability of this Agreement and the intent of the parties as expressed herein.

8.0	Waiver

8.1	No term or condition of this Agreement shall be deemed to have been waived except by written instrument of the party charged with such waiver.

8.2	The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any subsequent breach of the same or any other term or condition hereof.

9.0	No Third Party Benefit

9.1	This Agreement is intended for the exclusive benefit of the Parties hereto and their respective successors and assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party, and shall not be enforceable by any third party.

10.0	Confidentiality

10.1	For the purpose of this agreement. “Confidential Information” shall mean the following:

(i)	All information relating to T&T’s patient records including, but not limited to the identity, demographic information, diagnosis and treatment of T&T’s patients:

(ii)	All technical information, data, writings, know-how. computer programs, software code, price lists, marketing plans and any other trade secrets, in any media or form provided by either party to the other:

10.2	In respect to 10.1 above, the both T&T and JIREH shall hold in trust and keep secret all Confidential Information and lake all reasonable measures to prevent the unauthorized disclosure of such information to any third party.

10.3	Both the Parties further agree not to use the Confidential Information for any purpose other than for the sole purpose of fulfilling the scope of the Agreement.

10.4	Neither party shall have any rights or title to any intellectual property belonging to the other party and nothing in this Agreement or pursuant to this Agreement shall give a party any rights or title to the designs, copyright, trade secret, software code or other intellectual property rights of the other party.

10.5	Either party shall fully indemnify and hold harmless the other against all losses, damages and liabilities including but not limited to all legal fees and expenses on a solicitor and client basis arising from or connected with any unauthorized disclosure, use or misuse of the Confidential Information, whether by itself or its employees.

11.0	Survivorship

11.1	The confidentiality obligations of the Parties as set forth in the foregoing Article 8.0 shall survive the expiration, termination, or rescission of this Agreement for an indefinite period.

12.0	Prevention of Performance by JIREH

12.1	JIREH shall not be liable for any loss or damage to T&T (including, without limitation, direct, indirect, incidental and consequential damages) due to any failure in its performance hereunder:

(i)	because of compliance with any order, request, or control of any governmental authority or person purporting to act therefor, whether or not said order, request or control ultimately proves to have been invalid; or

(ii)	when its performance is interrupted; frustrated or prevented, or rendered impossible or impractical because of wars, hostilities, public disorders, acts of enemies, sabotage, strikes, lockouts, labor or employment difficulties, fires, or acts of God. or any cause beyond its control, whether or not similar to any of the foregoing.

12.2	“Non-Performancc of The Services” - Except with respect to a Force Majeure Event or event defined in Article 12.1. if JIREH. any of its Affiliates or any Third Party’s performance of any Service is interrupted in whole or in part for any reason for more than two (2) consecutive Business Days. JIREH. al its sole cost shall procure such Interrupted Services from an alternative source al a cost no greater than the costs reflected in Annex B of this agreement. Should the interruption of service continue for 14 days, then a breach is considered to have occurred and Article 15 shall apply.

13.0	Attorney’s Fees

13.1	If legal action is commenced by either party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys’ fees in addition to any other relief granted. The term “Prevailing Party” shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the complaint, and the term “Reasonable Attorneys’ Fees” arc those attorneys’ fees actually incurred in obtaining a judgment in favor of the prevailing party.

14.0	Assignment

14.1	Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that this Agreement may be assigned to any successor of the JIREH by merger, consolidation or sale of all or substantially all of the JIREH s assets, without the consent of T&T.

14.2	following the assignment of this Agreement to a third party, all terms and conditions of this Agreement shall continue to remain in force and unchanged.

15.0	Breach

15.1	Notwithstanding Article 12. a breach is a failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give to the Parly in default notice specifying the nature of the default and requiring it to cure such default. If such default is not cured within fourteen (14) days after the receipt of such notice (or. if such default cannot be cured within such fourteen (14) day period, if the Party in default does not commence and diligently continue actions to cure such default), the notifying Part) shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, in addition to any other remedies available to it by law or in equity. to terminate this Agreement by giving written notice to take effect within thirty (30) days after such notice unless the defaulting Party shall cure such default within said thirty (30) days. The right of either Party to terminate this Agreement, as hereinabove provided. shall not be affected in any way by its waiver or failure to take action with respect to any previous default.”

16.0	Entire Understanding; Amendment

16.1	This Agreement constitutes the entire understanding of the Parties and supersedes any and all prior understandings or agreements between the Parties, whether written or oral, with respect to the subject matter of this Agreement. This Agreement may not be amended or modified except in a writing signed by both JI REH and T&T.

(The balance of this page is intentionally left blank. Signature page and Annexes to follow)

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

For And Behalf of Jireh:		For And Behalf of T&T:

/s/ Woon Shung Toon		/s/ Ting Choon Meng
Signature & Company Stamp		Signature & Company Stamp

Name:	Mr Woon Shung Toon:	Name:	Dr Ting Choon Meng

Title:	CEO & Founder	Title:	Managing Director
	Jireh Group Pte Ltd		T & T Medical Group Pte Ltd

Witnessed by:		Witnessed by:

Name:	HO YEN WENG SCAN JAMES	Name:	HO YEN WENG SCAN JAMES

ANNEX A

LAYOUT PLAN OF CLINIC AND IMAGING LABORATORY

Annex B

DIAGNOSTIC COMPENSATION FEES FOR X-RAY EXAMINATIONS

TYPE OF INVESTIGATION
BODY	DCF
ABDOMEN (1 VIEW) / KUB	$32.00
ABDOMEN (2 Views)	$60.00
CHEST (1 VIEW)	$24.00
CHEST (2 Views)	$40.00
CHEST (FOR RIBS)	$47.00
CLAVICLE	$30.00
CLAVICLE - BOTH	$60.00
SCAPULA	$50.00
SCAPULA :BOTH	$60.00
SHOULDER (ONE VIEW)	$30.00
SHOULDER	$50.00
SHOULDER - BOTH	$60.00
STERNUM	$43.00
SC JOINT	$56.00
PELVIS (1 VIEW)	$32.00
PELVIS (2 VIEWS)	$60.00
HEAD/SKULL
LATERAL NECK (SOFT TIUUSE)	$30.00
NASAL BONE	$30.00
FACIAL BONES	$48.00
1AM	$50.00
MANDIBLE	$48.00
MASTOIDS	$48.00
ORBITS	$48.00
PITUITARY FOSSA	$30.00
SINUSES PARANASAL	$48.00
SKULL (2 VIEWS)	$38.00
SKULL (3 VIEWS)	$68.00
SKULL (SPECIAL VIEW)	$30.00
TEMPORO-MANDIBULAR JOINTS (BOTH)	$58.00
UPPER EXTREMITY
ADDITIONAL VIEW (UPPER EXTREMITY)	$21.00
ELBOW JOINT	$30.00
ELBOW JOINT- BOTH	$60.00
FINGERS	$30.00
HAND	$30.00
HAND - BOTH	$60.00
HUMERUS	$30.00
HUMERUS : BOTH	$60.00
RADIUS AND ULNA (FOREARM)	$30.00
RADIUS AND ULNA (FOREARM) - BOTH	$60.00
SC JOINT	$56.00
SCAPHOID VIEWS	$43.00
SCAPHOID VIEWS BOTH	$86.00
WRIST JOINT	$30.00
WRIST JOINT: BOTH	$60.00

*Price excludes GST

TYPE OF INVESTIGATION
LOWER EXTREMITY	DCF
ADDITIONAL VIEW (LOWER EXTREMITY)	$21.00
ANKLE JOINT	$30.00
ANKLE JOINT : BOTH	$60.00
CALCANEUM BOTH (1 VIEW)	$30.00
CALCANEUM	$30.00
CALCANEUM (BOTH)	$60.00
FEMUR	$34.00
FEMUR; BOTH	$68.00
FOOT	$30.00
FOOT (AP, OBL & LAT)	$38.00
FOOT BOTH	$60.00
FOOT BOTH (AP, OBL & LAT)	$76.00
HIP JOINT	$33.00
HIP JOINT, BOTH	$66.00
KNEE JOINT	$30.00
KNEE JOINT (AP, LAT & SKYLINE)	$52.00
KNEE JOINT; BOTH	$60.00
KNEE JOINT - BOTH (AP, LAT & SKYLINE)	$104.00
TIBIA AND FIBULA	$30.00
TIBIA AND FIBULA; BOTH	$60.00
TOES	$30.00
SPINE
CERVICAL SPINE (1 VIEW)	$30.00
CERVICAL SPINE (AP & LAT)	$52.00
CERVICAL SPINE (AP, LAT & OM)	$72.00
CERVICAL SPINE (AP, LAT & OBL)	$85.00
CERVICAL SPINE (AP, LAT, OBL & OM))	$105.00
LUMBAR SPINE (1 VIEW)	$30.00
LUMBAR SPINE (AP& LAT)	$52.00
LUMBAR SPINE (AP, LAT & OBL)	$85.00
LUMBAR SPINE (AP, LAT & FLEXION/EXT)	$85.00
LUMBOSACRAL CONE VIEW	$30.00
SACRUM/COCCYX	$52.00
SACRO-ILIAC JOINTS	$52.00
THORACIC SPINE (1 VIEW)	$30.00
THORACIC SPINE (AP & LAT)	$52.00
THORACIC SPINE (SWIMMER’S VIEW)	$38.00
THORACOLUMBAR SPINE (PA & LAT)	$52.00
BONE MINERAL DENSITY
BMD - SPINE & HIP (STD)	$98.00
BMD-WHOLE BODY SCAN	$120.00
BMD - 1 REGION	$60.00
BMD (Amgen)	$40.00
MISCELLANEOUS
CD (DUPLICATE COPY)	$15.00
X-RAY REPORT (DUPLICATE COPY)	$5.00
FILMS	$10.00

Annex B

DIAGNOSTIC COMPENSATION FEES FOR ULTRASOUND EXAMINATIONS

TYPE OF INVESTIGATION	DCF
ULTRASOUND BODY
ULTRASOUND TIBS (abdomen)	SI 25.00
ULTRASOUND ABDOMINAL WALL	SI 15.00
ULTRASOUND KIDNEYS	SI 36.00
ULTRASOUND KUB	$136.00
ULTRASOUND BREAST (One side)	$120.00
ULTRASOUND BREAST (Both sides)	SI 95.00
ULTRASOUND PELVIS	SI 55.00
UL TRASOUND GROIN	S155.00
ULTRASOUND SCROTUM TESTES	S240.00
ULTRASOUND THYROID	SI 36.00
ULTRASOUND SUPERFICIAL LUMP	SI 20.00
ULTRASOUND AXILLA	S95.00
ULTRASOUND LIMITED STUDY	SI 00.00

* Price excludes GST

TYPE OF INVESTIGATION	DCF
ULTRASOUND MSK
ULTRASOUND MSK LOWER LIMB (ankle, knee, hip)	$150.00
ULTRASOUND MSK UPPER LIMB (wrist, elbbow, shoulder)	$150.00
ULTRASOUND COLOUR DOPPLER
ULTRASOUND DOPPLER ABDOMEN	$240.00
ULTRASOUND DOPPLER AOR’I A	$240.00
ULTRASOUND DOPPLER 1VC	$180.00
ULTRASOUND DOPPLER ARTERIAL	$240.00
ULTRASOUND DOPPLER VENOUS	$180.00
ULTRASOUND DOPPLER RENAL	$180.00
ULTRASOUND DOPPLER RENAL	$180.00
ULTRASOUND DOPPLER VENOUS THROMBOSIS/INSUFF1CIEN (CVI)	$360.00
ULTRASOUND DOPPLER OTHERS	$235.00

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